                                   EXHIBIT C

                               AGREEMENT AND PLAN

                                    OF MERGER

                                  BY AND AMONG

                     TRANS WORLD ENTERTAINMENT CORPORATION,

                                 CAQ CORPORATION

                                       AND

                          CAMELOT MUSIC HOLDINGS, INC.

                          DATED AS OF OCTOBER 26, 1998



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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   THE MERGER

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Section 1.01.  The Merger ........................................................................................2
Section 1.02.  Effective Time.....................................................................................2
Section 1.03.  Certificate of Incorporation and By-Laws of Surviving Corporation..................................2
Section 1.04.  Directors and Officers of Surviving Corporation....................................................2
Section 1.05.  Stockholders, Meetings.............................................................................3
Section 1.06.  Filing of Certificate of Merger....................................................................4
Section 1.07.  Further Assurances.................................................................................4

                                   ARTICLE II

                              CONVERSION OF SHARES

Section 2.01.  Shares ............................................................................................5
Section 2.02.  Subco Common Stock.................................................................................6
Section 2.03.  Exchange of Shares.................................................................................6
Section 2.04.  Effect on Company Options and Warrants.............................................................8
Section 2.05.  Fractional Shares..................................................................................9

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

Section 3.01.  Organization, Etc.................................................................................10
Section 3.02.  Board Recommendation..............................................................................10
Section 3.03.  Authority Relative to This Agreement..............................................................10
Section 3.04.  No Violations, Etc................................................................................11
Section 3.05.  Fairness Opinion..................................................................................12
Section 3.06.  Finders or Brokers................................................................................12
Section 3.07.  Registration Statement; Joint Proxy Statement.....................................................12
Section 3.08.  SEC Filings ......................................................................................13
Section 3.09.  Financial Statements..............................................................................14
Section 3.10.  Absence of Undisclosed Liabilities................................................................14
Section 3.11.  Absence of Changes or Events......................................................................14
Section 3.12.  Capitalization....................................................................................14
Section 3.13   Litigation .......................................................................................15
Section 3.14.  Tax Treatment: Officer's Certificate as to Tax Matters............................................15
Section 3.15.  Taxes ............................................................................................16
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Section 3.16.  Accounting Matters................................................................................17
Section 3.17.  State Antitakeover Statutes.......................................................................17

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01.  Organization, Etc.................................................................................18
Section 4.02.  Authority Relative to This Agreement..............................................................18
Section 4.03.  No Violations, Etc................................................................................19
Section 4.04.  Fairness Opinion..................................................................................20
Section 4.05.  Board Recommendation..............................................................................20
Section 4.06.  State Antitakeover Statutes.......................................................................20
Section 4.07.  Affiliates .......................................................................................21
Section 4.08.  Finders or Brokers................................................................................21
Section 4.09.  Joint Proxy Statement.............................................................................21
Section 4.10.  Capitalization....................................................................................21
Section 4.11.  Company Reports...................................................................................22
Section 4.12   Financial Statements..............................................................................23
Section 4.13.  Absence of Undisclosed Liabilities................................................................23
Section 4.14.  Absence of Changes or Events......................................................................23
Section 4.15.  Capital Stock of the Company Subsidiaries.........................................................26
Section 4.16.  Litigation .......................................................................................26
Section 4.17.  Insurance ........................................................................................27
Section 4.18.  Contracts and Commitments.........................................................................27
Section 4.19.  Labor Matters; Employment and Labor Contracts.....................................................28
Section 4.20.  Compliance with Laws..............................................................................28
Section 4.21.  Intellectual Property Rights......................................................................29
Section 4.22.  Taxes ............................................................................................29
Section 4.23.  Employee Benefit Plans; ERISA.....................................................................30
Section 4.24.  Environmental Matters.............................................................................33
Section 4.25.  Tax Treatment; Officer's Certificate as to Tax Matters............................................33
Section 4.25.  Accounting Matters................................................................................34

                                    ARTICLE V

                                    COVENANTS

Section 5.01.  Conduct of Business of the Company and Parent.....................................................34
Section 5.02.  No Solicitation...................................................................................40
Section 5.03.  Access to Information.............................................................................42
Section 5.04.  Registration Statement and Joint Proxy Statement..................................................43
Section 5.05.  Commercially Reasonable Efforts; other Actions....................................................44
Section 5.06.  Public Announcements..............................................................................44
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Section 5.07.  Notification of Certain Matters...................................................................44
Section 5.08.  Indemnification...................................................................................45
Section 5.09.  Expenses .........................................................................................45
Section 5.10.  Affiliates .......................................................................................46
Section 5.11.  Stock Exchange Listings...........................................................................46
Section 5.12.  Letter of the Company's Accountants...............................................................46
Section 5.13.  Letter of Parent's Accountants....................................................................46
Section 5.14.  Pooling of Interests..............................................................................47
Section 5.15.  Employee Benefits and Employment Contracts........................................................47
Section 5.16.  Registration Rights Agreement.....................................................................48
Section 5.17.  Board Representation..............................................................................48

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATIONS OF PARENT, SUBCO AND THE COMPANY

Section 6.01.  Registration Statement............................................................................49
Section 6.02.  Stockholder Approval..............................................................................49
Section 6.03.  Listing ..........................................................................................49
Section 6.04.  Certain Proceedings...............................................................................49
Section 6.05.  Tax Matters ......................................................................................50
Section 6.06.  Pooling Letter....................................................................................50

                                   ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUBCO

Section 7.01.  Representations and Warranties True...............................................................50
Section 7.02.  Performance ......................................................................................51
Section 7.03.  Certificates......................................................................................51
Section 7.04.  Material Adverse Change...........................................................................51
Section 7.05.  Consents, Approvals and Notifications.............................................................51

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

Section 8.01.  Representations and Warranties True...............................................................51
Section 8.02.  Performance ......................................................................................52
Section 8.03.  Certificates......................................................................................52
Section 8.04.  Material Adverse Change...........................................................................52
Section 8.05.  Consents, Approvals and Notifications.............................................................52

                                   ARTICLE IX

                                     CLOSING

Section 9.01.  Time and Place....................................................................................52
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Section 9.02.  Filings at the Closing............................................................................53

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

Section 10.01.  Termination......................................................................................53
Section 10.02.  Termination by Parent............................................................................53
Section 10.03.  Termination by the Company.......................................................................55
Section 10.04.  Procedure for Termination........................................................................55
Section 10.05.  Effect of Termination and Abandonment............................................................56

                                   ARTICLE XI

                                   DEFINITIONS

Section 11.01.  Terms Defined in This Agreement..................................................................56

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01.  Amendment and Modification.......................................................................58
Section 12.02.  Waiver of Compliance; Consents...................................................................58
Section 12.03.  Survivability; Investigations....................................................................58
Section 12.04.  Notices .........................................................................................59
Section 12.05.  Assignment; Third Party Beneficiaries............................................................60
Section 12.06.  Governing Law....................................................................................60
Section 12.07.  Counterparts.....................................................................................60
Section 12.08.  Severability.....................................................................................60
Section 12.09.  Interpretation...................................................................................61
Section 12.10.  Entire Agreement.................................................................................61

Signatures......................................................................................................S-1
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EXHIBITS

      Exhibit A       Form of Company Affiliate Letter
      Exhibit B       Form of Company Lock-up Agreement
      Exhibit C       Form of Parent Lock-up Agreement
      Exhibit D       Registration Rights Agreement
      Exhibit E-1     Parent Stockholder Voting Agreement
      Exhibit E-2     Company Stockholder Voting Agreement

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER, dated as of October 26, 1998 (the "Agreement"), by and among TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation ("Parent"), CAQ CORPORATION, a Delaware corporation ("Subco"), which is a newly-formed direct wholly-owned subsidiary of Parent, and CAMELOT MUSIC HOLDINGS, INC., a Delaware corporation (the "Company"). Subco and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

                  WHEREAS, Parent and the Company believe it is in the long-term strategic interests of their respective stockholders to combine their businesses;

                  WHEREAS, the combination will be effected by the merger of Subco with and into the Company pursuant to which stockholders of the Company will receive Parent Shares (as defined in Section 2.01) and the Company will become a wholly-owned subsidiary of Parent, all upon the terms and subject to the conditions of this Agreement;

                  WHEREAS, such combination is intended to qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, such combination is intended to be accounted for as a "pooling of interests" under opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations;

                  WHEREAS, simultaneous with the execution of this Agreement, Robert J. Higgins has entered into the Parent Stockholder Voting Agreement, attached hereto as Exhibit E-1 whereby he has agreed to vote in favor of the Parent Merger Matters (as defined in Section 1.05(b)) at the Parent Special Meeting (as defined in Section 1.05(b));

                  WHEREAS, simultaneous with the execution of this Agreement, certain stockholders of the Company have entered into the Company Stockholder Voting Agreement attached hereto as Exhibit E-2 whereby each such stockholder has agreed to vote to approve this Agreement at the Company Special Meeting (as defined in Section 1.05(a)); and

                  WHEREAS, Parent, Subco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the merger of Subco and the Company.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.01. THE MERGER. (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Effective Time (as defined in Section 1.02), Subco shall be merged (the "Merger") with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Camelot Music Holdings, Inc. At the Effective Time the separate existence of Subco shall cease.

                  (b) The Merger shall have the effects on Subco and the Company as constituent corporations of the Merger as provided in the Delaware Act.

                  Section 1.02. EFFECTIVE TIME. The Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the Delaware Act (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

                  Section 1.03. CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. The Certificate of Incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and by-laws of the Surviving Corporation until thereafter amended as provided by law.

                  Section 1.04. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of Subco immediately prior to the Effective Time shall be the initial directors of the Surviving

Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are duly elected and qualified.

                  Section 1.05. STOCKHOLDERS, MEETINGS. (a) The Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and by-laws to call and convene a special meeting of its stockholders (the "Company Special Meeting") as soon as practicable to consider and vote upon this Agreement. This Agreement shall be submitted to the stockholders of the Company for purposes of acting upon it as soon as practicable and, except to the extent enjoined or restrained by court order, in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it. The Company, through its Board of Directors, unless the Board of Directors, after consulting with outside counsel, determines in good faith that other action is required in order to discharge properly the directors, fiduciary duties, (i) shall recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated hereby, which recommendation shall be contained in the joint proxy statement of the Company and Parent with respect to the Merger (the "Joint Proxy Statement") and (ii) shall use all commercially reasonable efforts to solicit from its respective stockholders proxies in favor of approval and adoption of this Agreement.

                  (b) Parent shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and by-laws to call and convene a special meeting of its stockholders (the "Parent Special Meeting" and together with the Company Special Meeting, the "Special Meetings") as soon as practicable to consider and vote upon an amendment to its Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock and the issuance of Parent Shares in connection with the Merger as required by the Nasdaq rules (the "Parent Merger Matters"). Parent also intends to submit to a separate vote of its stockholders at the Parent Special Meeting amendments to its Certificate of Incorporation to adopt A classified Board of Directors removable only for cause and provisions relating to the exculpation of members of Parent's Board of Directors for monetary liability to the fullest extent permissible under the New York Business Corporation Law (the "Additional Matters"). The Parent Merger Matters shall be sub-

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                                      -4-




mitted to the stockholders of Parent for purposes of acting upon them as soon as practicable and, except to the extent enjoined or restrained by court order, in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of Parent determines at any time subsequent to the date hereof that the Parent Merger Matters are no longer advisable and recommends that the stockholders of Parent reject them. Parent, through its Board of Directors, unless the Board of Directors, after consulting with outside counsel, determines in good faith that other action is required in order to discharge properly the directors, fiduciary duties, (i) shall recommend to its stockholders approval of the Parent Merger Matters, which recommendation shall be contained in the Joint Proxy Statement and (ii) shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval of the foregoing. Parent may also solicit proxies from its stockholders for approval of the Additional Matters in the manner set forth above in the Joint Proxy Statement.

                  Section 1.06. FILING OF CERTIFICATE OF MERGER. At the Closing (as defined in Section 9.01), Parent, Subco and the Company shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware, as provided in the Delaware Act, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

                  Section 1.07. FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, obligation, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, obligation, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

                  Section 2.01. SHARES. (a) Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (except for shares, if any, owned by the Company as treasury stock or owned by the Company Subsidiaries (as defined in Section 4.01) or owned by Parent or the Parent Subsidiaries (as defined in Section 3.04)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.90 shares ("Parent Shares") of common stock, par value $.01 per share, of the Parent ("Parent Common Stock") (such 1.90 Parent Shares being referred to herein as the "Exchange Ratio"); PROVIDED that no Dissenting Shares (as defined in
Section 2.01(c)) will be deemed to be converted into and represent the right to receive Parent Shares hereunder and holders of Dissenting Shares, if any, will be entitled to payment solely from the Surviving Corporation of the appraised value of such Dissenting Shares in accordance with Section 262 of the Delaware Act.

                  The Parent Shares to be delivered in exchange for shares of Company Common Stock pursuant to this Section 2.01(a) are hereinafter sometimes called the "Closing Consideration." In the event of any change (or the establishment of a record date prior to the Effective Time with respect to any change) in Parent Shares or Company Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise, the Exchange Ratio shall be correspondingly adjusted.

                  (b) Except as otherwise provided herein, at the Effective Time all shares of Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 2.03) shall thereafter cease to have any rights with respect to the number of shares of Company Common Stock evidenced by such Certificate, except the right to receive the Closing Consideration for such shares of Company Common Stock specified in the foregoing clause (a) upon the surrender of such Certificate in accordance with Section 2.03.

                  (c) Notwithstanding the provisions of this Section 2.01 or any other provision of this Agreement to the contrary, the shares of Company Common Stock that are issued and out-standing immediately prior to the Effective Time and are held by stockholders who have not voted such shares in favor of the adoption of this Agreement and who properly demand appraisal of such shares, in accordance with Section 262 of the Delaware Act (the "Dissenting Shares"), will not be converted as provided in
Section 2.01(a) and 2.01(b) at or after the Effective Time unless and until the holder of such Dissenting Shares fails to perfect or effectively withdraws or loses such right to appraisal and payment under the Delaware Act. If a holder of Dissenting Shares so fails to perfect or effectively withdraws or loses such right to appraisal and payment, then as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares will be converted into and represent solely the rights provided in Section 2.01(a) and 2.01(b).

                  Section 2.02. SUBCO COMMON STOCK. All shares of common stock, par value $.01 per share, of Subco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of newly issued shares of common stock of the Surviving Corporation as shall equal the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the number of shares of Company Common Stock underlying options, warrants, calls, subscriptions or other rights or other agreements or commitments of the Company assumed by Parent.

                  Section 2.03. EXCHANGE OF SHARES. (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to the Company (the "Exchange Agent"), for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and an estimated amount of cash to be paid pursuant to this Article II in exchange for outstanding shares of Company Common Stock. Any cash and certificates representing shares of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

                  (b) Promptly after the Effective Time, Parent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instruc-tions for use in effecting the surrender of the Certificates for exchange. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of Parent Shares that such holder has the right to receive under this Article II, and such Certificate shall forthwith be cancelled. If any Parent Shares are to be issued to a person other than the person in whose name the Certificate surrendered is registered, it shall be a-condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Certificate shall represent, for all purposes, the right to receive the Closing Consideration in respect of the number of shares of Company Common Stock evidenced by such Certificate. No dividends or other distributions that are declared after the Effective Time on Parent Shares and payable to the holders of record thereof after the Effective Time will be paid to holders of Certificates until such holders surrender their Certificates. Upon such surrender, there shall be paid to the record holder of the Parent Shares representing Parent Shares issued upon such exchange, the amount of dividends or other distributions, excluding interest, that become payable after the Effective Time and were not paid because of the failure to surrender Certificates for exchange.

                  (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article
II. Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be paid or delivered to Parent. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of Parent Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on the Parent Shares deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                  (d) Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 2.04. EFFECT ON COMPANY OPTIONS AND WARRANTS. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all rights with respect to Company Common Stock pursuant to any Company Common Stock Equivalents (as defined in Section 4.10) outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume all of the Company's obligations and liabilities under or in respect of such Company Common Stock Equivalents in accordance with the terms of any stock option plan under which they were issued and any stock option agreement by which they are evidenced, except that (i) each Company Common Stock Equivalent shall be exercisable for the greatest number of whole Parent Shares equal to the product of the number of shares of Company Common Stock subject to such Common Stock Equivalent immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the exercise price per share of Parent Shares shall be an amount equal to the exercise price per share of Company Common Stock specified under such Company Common Stock Equivalent in effect immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent) (the "Parent Exchange Options").

                  (b) Prior to and effective as of the Effective Time, Parent shall take all action necessary or appropriate to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of all of the Parent Exchange Options and (ii) cause all such Parent Shares to be registered on Securities and Exchange Commission (the "SEC") registration statement Form S-8 (or any successor form thereto) (the "Parent Form S-8"). From and after the Effective Time, Parent shall cause the Parent Form S-8 to continue in effect until all Parent Exchange options have been fully exercised or expired.

                  (c) As soon as practicable, but no later than 30 days, following the Effective Time, Parent shall cause to be delivered to each holder of a Parent Exchange Option a notice setting forth the number of Parent Shares subject to such Parent Exchange option, the exercise price per Parent Share and an acknowledgment that all such Parent Exchange Options are fully vested and exercisable and, except as provided in Section 2.04(a), will continue to be governed by the terms and condi-tions of the Company stock option plans under which the corresponding Company Common Stock Equivalents were originally granted and any applicable stock option agreement evidencing such original grants. Parent acknowledges and agrees that pursuant to the current terms of the Company's stock option plans, all Company Common Stock Equivalents granted thereunder that are outstanding immediately prior to the Effective Time shall become automatically fully vested and exercisable as of the Effective Time.

                  (d) Notwithstanding any other provision hereof, Company Common Stock Equivalents that, as of the Effective Time, qualify as "incentive stock options" under Section 422 of the Code shall be converted into options to purchase Parent Shares in compliance with the requirements of Section 424 of the Code such that, immediately following the conversion thereof, such Company Common Stock Equivalents will continue to qualify as incentive stock options under the Code.

                  Section 2.05. FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who, upon surrender of Certificates, would be entitled to receive a fractional Parent Share shall not be entitled to receive dividends on or vote such fractional share and shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fraction multiplied by the Market Value (as defined below). "Market Value" shall mean, with respect to Parent Shares issued, the mean between the high and low sale prices of the Parent Shares as reported by the Nasdaq National Market ("Nasdaq") on the Nasdaq trading day immediately prior to the Effective Time (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source). The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder pursuant to this Section 2.05 will receive cash in an amount equal to or greater than the value of one full share of Parent Shares. All references in this Agreement to Parent Shares to be issued as Closing Consideration shall be deemed to include any cash in lieu of fractional shares payable pursuant to this Section 2.05.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND SUBCO

                  Except as disclosed in the section and subsection, if able of the Disclosure Statement, dated as of the date hereof, delivered by Parent to the Company (the "Parent Disclosure Statement") corresponding to the applicable section and subsection of this Article III, each of Parent and Subco jointly and severally represents and warrants to the Company as follows:

                  Section 3.01. ORGANIZATION, ETC. Each of Parent and Subco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent owns directly all of the outstanding capital stock of Subco.

                  Section 3.02. BOARD RECOMMENDATION. The Board of Directors of Parent has, at a meeting of such Board duly held on October 25, 1998, (a) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair and advisable to, and in the best interests of, the holders of Parent Shares, (c) determined and agreed to submit the Parent Merger Matters to the stockholders of the Company for purposes of acting upon them as soon as reasonably practicable and in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of Parent determines at any time subsequent to the date hereof that the Parent Merger Matters are no longer advisable and recommends that the stockholders of Parent reject them and (d) resolved to recommend that holders of Parent Shares approve the Parent Merger Matters in connection with this Agreement, the Merger and the transactions contemplated hereby.

                  Section 3.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Subco has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and Subco and by Parent as the sole stockholder of Subco and no other corporate proceedings on the part of Parent or Subco are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than the approval of the Parent Merger Matters by the affirmative vote of a majority of the outstanding shares of Parent Common Stock at the Parent Special Meeting or any adjournment thereof as required by the New York Business Corporation Law). This Agreement has been duly and validly executed and delivered by each of Parent and Subco and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of each of Parent and Subco, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  Section 3.04. NO VIOLATIONS, ETC. Except for the filing of the Certificate of merger as required by the Delaware Act and the filings required under and in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), no filing with, notification to and no permit, authorization, consent or approval of, any public body is necessary on the part of Parent or Subco for the consummation by Subco of the Merger, the other transactions contemplated hereby or the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby nor compliance by Parent or Subco with any of the provisions hereof nor the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the-Company and the Company Subsidiaries will (i) subject to obtaining the approval of a majority of the outstanding shares of Parent Common Stock at the Parent Special Meeting or any adjournment thereof, conflict with or result in any breach of any provision of the Certificate of Incorporation or by-laws of Parent or any person (a) who is a corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by Parent, or (b) who is not a corporation and with respect to which at least a majority of the voting interest is owned, directly or indirectly, by Parent (the "Parent Subsidiaries"), (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of the Parent Subsidiaries or any of their respective properties or assets or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture, or deed of trust or (y) license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which either of them or any of their properties or assets may be bound, excluding from the foregoing clause (iii), violations, breaches or defaults that, individually or in the aggregate, would not either impair Parent's and Subco's ability to consummate the Merger or the other transactions contemplated hereby or have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of Parent and the Parent Subsidiaries taken as a whole (a "Parent Material Adverse Effect").

                  Section 3.05. FAIRNESS OPINION. Parent has received the opinion of Goldman, Sachs & Co. to the effect that as of the date hereof the Exchange Ratio is fair to Parent's stockholders from a financial point of view.

                  Section 3.06. FINDERS OR BROKERS. Except for Goldman, Sachs & Co., whose fees have been disclosed to the Company, neither Parent nor any Parent Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

                  Section 3.07. REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information, other than the information provided by the Company, included or incorporated by reference in (a) the registration statement registering under the Securities Act the Parent Shares to be issued at the Effective Time (such registration statement, as amended by any amendments thereto, being referred to herein as the "Registration Statement") or (b) the Joint Proxy Statement, shall (i)(A) in the case of the Registration Statement, at the time the Registration Statement becomes effective and (B) in the case of the Joint Proxy Statement, on the date the Joint Proxy Statement is first mailed to stockholders of the Company, and (ii) at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event with respect to Parent or Subco shall occur that is required to be described in the Registration Statement or the Joint Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement and the

Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act.

                  Section 3.08. SEC FILINGS. (a) Parent has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since January 31, 1998 (collectively, the "Parent SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates, the Parent SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Parent will deliver to the Company as soon as they become available true and complete copies of any report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by the Company, as to which Parent and Subco make no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the Parent Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as set forth therein) and will fairly present the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

                  Section 3.09. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the Parent Subsidiaries included or incorporated by reference in any of the required forms, reports, registration statements and documents required to be filed with the SEC by Parent since January 31, 1998 have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as set forth therein) and fairly present the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements). and such audited financial statements are accompanied by an unqualified opinion thereon by Parent's independent auditors.

                  Section 3.10. ABSENCE OF UNDISCLOSED LIABILITIES. At August 1, 1998, neither Parent nor any of the Parent Subsidiaries had any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except the liabilities recorded on the Consolidated Balance Sheet as at August 1, 1998 of Parent and the Parent Subsidiaries contained in its unaudited financial statements for the thirteen weeks ended August 1, 1998 and/or reflected in the notes thereto, and except for liabilities or obligations that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  Section 3.11. ABSENCE OF CHANGES OR EVENTS. Since January 31, 1998, except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, including all exhibits filed therewith, there has been no Parent Material Adverse Effect.

                  Section 3.12. CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 Parent Shares, and 5,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Shares"). As of October 23, 1998, there were 32,718,970 Parent Shares issued and outstanding, 105,432 Parent Shares held in Parent's treasury and no Parent Preferred Shares outstanding. As of such date there were (i) 8,550,000 Parent Shares reserved for issuance upon the exercise of outstanding options and options that may be granted under the stock option plans of Parent (the "Parent Plans"), (ii) 900,000 Parent Shares reserved for issuance pursuant to Parent's Re-stricted Stock Plan (the "Restricted Stock Plan") and (iii) zero Parent Shares reserved for issuance pursuant to other outstanding options, warrants and/or rights to acquire Parent Shares (the "Other Plans"). Except for the Parent Plans, the Restricted Stock Plans and the Other Plans, there were not as of such date any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent to issue, transfer or sell any shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares. At the close of business on September 15, 1998, Parent consummated a 3 for 2 stock split payable to shareholders of record as of the close of business on September 1, 1998. All issued and outstanding Parent Shares are, and all Parent Shares to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

                  Section 3.13 LITIGATION. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Parent, threatened against or relating to Parent or any of the Parent Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Parent, any Parent Subsidiary or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either impair Parent's ability to consummate the Merger or the other transactions contemplated hereby or have a Parent Material Adverse Effect.

                  Section 3.14. TAX TREATMENT: OFFICER'S CERTIFICATE AS TO TAX MATTERS. Neither Parent nor, to Parent's knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither Parent nor, to Parent's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code, and, to Parent's knowledge, the Merger will so qualify. As of the date hereof, Parent knows of no reason why it will be unable to deliver to Cahill Gordon & Reindel and to Cleary, Gottlieb, Steen & Hamilton with respect to Parent and Subco at the Closing a representation letter in form and substance sufficient to enable such counsel to render the opinions required by Section 6.05 of this Agreement.

                  Section 3.15. TAXES. Parent and each of the Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Parent or any Parent Subsidiary is or has been a member has timely filed (or has had timely filed on its behalf) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, has paid (or has had paid on its behalf) all Taxes shown thereon to be due and has provided adequate reserves in its financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. (i) No claim for unpaid Taxes has become a lien against the assets of Parent or any of the Parent Subsidiaries or is being asserted against Parent or any of the Parent Subsidiaries; (ii) no audit of any Tax Return that includes Parent or any of the Parent Subsidiaries is being conducted by a Tax authority; (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes or with respect to any Tax Return has been granted by Parent or any of the Parent Subsidiaries and is currently in effect; (iv) there is no arrangement with respect to sharing or allocating Taxes that will require any payment by Parent or any of the Parent Subsidiaries after the date of this Agreement; (v) Parent and the Parent Subsidiaries have withheld and paid in a timely manner all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;
(vi) neither Parent nor any of the Parent Subsidiaries has made an election under-Section 341(f) of the Code (or any similar provision of state, local or foreign law); and (vii) neither Parent nor any of the Parent Subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law). There are no written or, to Parent's knowledge, oral proposed assessments of Taxes against Parent or any of the Parent Subsidiaries or written or, to its knowledge, oral proposed adjustments to the manner in which any Tax of Parent or any of the Parent Subsidiaries is determined.

                  "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, as-sessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to United States Treasury Regulation ("Treas. Reg.") Section 1.1502-6 (or any comparable state, local or foreign provisions)) in respect of any items described in clause (i) or (ii) above.

                  "Tax Return" or "Tax Returns" means all returns, declarations, estimates, information statements and reports and any other filings required to be filed with respect to Taxes.

                  Section 3.16. ACCOUNTING MATTERS. Parent has disclosed to its independent certified public accountants all actions taken by it and the Parent Subsidiaries that would impact the accounting of the business combination to be effected by the Merger. As of the date hereof, after consultation with its independent certified public accountants, Parent believes that the Merger will qualify as a pooling of interests under opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  Section 3.17. STATE ANTITAKEOVER STATUTES. Parent has granted all approvals and taken all other steps necessary to exempt the Merger, the Parent Stockholder Voting Agreement and the other transactions contemplated hereby from the requirements and provisions of Section 912 of the New York Business Corporation Law (the "New York Act",) and, to the extent it has the power to do so, any other state antitakeover statue or regulation such that none of the provisions of Section 912 of the New York Act or any other "business combination" or other state antitakeover statute or regulation (x) prohibits or restricts Parent's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions or void this Agreement, the Parent Stockholder Voting Agreement or any provision-hereof or thereof, or (z) would subject the Company to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or the Parent Stockholder Voting Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as disclosed in the section and subsection, if applicable, of the Disclosure Statement, dated as of the date hereof, delivered by the Company to Parent (the "Company Disclosure Statement") corresponding to the applicable section and subsection of this Article IV, the Company represents and warrants to Parent and Subco that:

                  Section 4.01. ORGANIZATION, ETC. Each of the Company and each person (i) who is a corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by the Company, or (ii) who is not a corporation and with respect to which at least a majority of the voting interest is owned, directly or indirectly, by the Company (the "Company Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Company Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Company Subsidiaries taken as a whole (a "Material Adverse Effect"). Neither the Company nor any of the Company Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or by-laws. The Company has made available to Parent accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and by-laws, as currently in effect, of each of the Company and each of the Company Subsidiaries.

                  Section 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than the approval of a majority of the outstanding shares of Company Common Stock at the Company Special Meeting or any adjournment thereof as required by the Delaware Act). This

Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Subco, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors, rights generally or by general equitable principles.

                  Section 4.03. NO VIOLATIONS, ETC. Except for the filing of the Certificate of merger as required by the Delaware Act and the filings required under and in compliance with the HSR Act, the Securities Act and the Exchange Act, no filing with, notification to and no permit, authorization, consent or approval of, any public body is necessary on the part of the Company for the consummation by the Company of the Merger, the other transactions contemplated hereby or the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries. Except for the Revolving Credit Agreement dated January 27, 1998, as amended, among Camelot Music, Inc. (a wholly-owned Company Subsidiary), as borrower, the several lenders named therein and The Chase Manhattan Bank, as agent (the "Company Credit Facility"), and except for those leases that will require consent which the Company reasonably expects to obtain and the failure of which to obtain, individually, or in the aggregate, will not have a Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof nor the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries will (i) subject to obtaining the approval of a majority of the outstanding shares of Company Common Stock at the Company Special Meeting or any adjournment thereof, conflict with or result in any breach of any provision of the Certificate of Incorporation or by-laws of the Company or any of the Company Subsidiaries, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture, or deed of trust or (y) license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which either of them or any of their properties or assets may be bound, excluding from the foregoing clause (iii), violations, breaches or defaults that, individually or in the aggregate, would not either impair the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect.

                  Section 4.04. FAIRNESS OPINION. The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that as of the date hereof the Exchange Ratio is fair to the Company's stockholders from a financial point of view.

                  Section 4.05. BOARD RECOMMENDATION. The Board of Directors of the Company has, at a meeting of such Board duly held on October 25, 1998, (a) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that this Agreement, the Merger and the other transactions contemplated hereby, taken together, are fair and advisable to, and in the best interest of the stockholders of the Company, (c) determined and agreed to submit this Agreement to the stockholders of the Company for purposes of acting upon it as soon as practicable and in any event within 45 days of the effectiveness of the Registration Statement, regardless of whether the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it and (d) resolved to recommend that the holders of shares of Company Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

                  Section 4.06. STATE ANTITAKEOVER STATUTES. The Company has granted all approvals and taken all other steps necessary to exempt the Merger, the Company Stockholder Voting Agreement and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the Delaware Act and, to the extent it has the power to do so, any other state antitakeover statute or regulation such that none of the provisions of Section 203 of the Delaware Act or any other "business combination," "moratorium," "control share," or other state antitakeover statute or regulation (x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement, the Company Stockholder Voting Agreements or any provision hereof or thereof, or (z) would subject Parent or Subco to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement, the Company Stockholder Voting Agreements or their ownership and operation of the business of the Company and the Company Subsidiaries.

                  Section 4.07. AFFILIATES. The Company has delivered to Parent in the Company Disclosure Statement a list identifying all persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Affiliates"), together in the case of the Company's executive officers listed thereon with the written agreement of each such person, substantially in the form of Exhibit A hereto. The Company will deliver to Parent promptly after the date hereof such written agreements from all Affiliates not previously delivered.

                  Section 4.08. FINDERS OR BROKERS. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Policano and Manzo LLC, whose fees have been disclosed to Parent, neither the Company nor any of the Company Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned u on consummation of the Merger.

                  Section 4.09. JOINT PROXY STATEMENT. Except for information concerning Parent that is provided by Parent for inclusion or incorporation by reference in the Joint Proxy Statement, such information, at the date the Joint Proxy Statement is first mailed to stockholders and at the time of the Special Meetings, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event with respect to the Company or any of the Company Subsidiaries shall occur that is required to be described in the Joint Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly disseminated to the stockholders of Parent and the Company. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act.

                  Section 4.10. CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and no preferred stock. As of October 21, 1998, there are 10,178,931 shares of Company Common Stock outstanding and no treasury shares. Section 4.10 of the Company

Disclosure Statement identifies and describes the number of shares of Company Common Stock to be received upon exercise or conversion, and the exercise or conversion price, of each outstanding option, warrant and convertible or exchangeable note (the "Company Common Stock Equivalents"). Except for the Company Common Stock Equivalents, there are no existing options, warrants, calls, subscriptions or other rights, or other agreements or commitments, obligating the Company or the Company Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or the Company Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of the Company or the Company Subsidiaries. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

                  Section 4.11. COMPANY REPORTS. (a) Set forth in Section 4.11 of the Company Disclosure Statement are all forms, reports, registration statements and documents prepared by the Company for its securityholders generally since January 27, 1998 or filed by the Company with the SEC since January 27, 1998 to the date hereof (collectively, the "Company Reports"). As of their respective dates, the Company Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The Company will deliver to Parent as soon as they become available true and complete copies of any report, registration statement or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Subco, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Company Subsidiaries to be included or incorporated by refer-ence in such reports and statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as set forth therein and except as contemplated by SOP 90-7 in connection with the adoption of "fresh start" reporting) and will fairly present the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

                  Section 4.12 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Company Subsidiaries included or incorporated by reference in any of the Company Reports since January 27, 1998 have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as set forth therein and except as contemplated by SOP 90-7 in connection with the adoption of "fresh start" reporting) and fairly present the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements are accompanied by an unqualified opinion thereon by the Company's independent auditors (which opinion includes explanatory paragraphs discussing the Company's adoption of "fresh start" reporting and its adoption of SFAS 121, SOP 98-1 and SOP 98-5).

                  Section 4.13. ABSENCE OF UNDISCLOSED LIABILITIES. At May 30, 1998, neither the Company nor the Company Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except the liabilities recorded on the Consolidated Balance Sheet as of May 30, 1998 of the Company and the Company Subsidiaries and/or reflected in the notes thereto, and except for liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 4.14. ABSENCE OF CHANGES OR EVENTS. Except as disclosed on SEC registration statement form S-1 (no. 333-56811), as amended by amendment no. 1 thereto (the "Company

S-1"), since January 27, 1998, neither the Company nor any of the Company Subsidiaries have, directly or indirectly:

                  (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of the Company or the Company Subsidiaries, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to the Company or the Company Subsidiaries);

                  (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver, any shares of any class of capital stock of the Company or any of the Company Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or any of the Company Subsidiaries, other than pursuant to and in accordance with the terms of the Company Common Stock Equivalents listed in Section 4.10 of the Disclosure Statement;

                  (c) except in the ordinary course of business and consistent with past practice or in connection with this Agreement and the transactions contemplated hereby, (i) created or incurred any indebtedness for borrowed money, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, other than between or among the Company and any of the Company Subsidiaries which are wholly-owned,
         (iii) made any loans or advances to any other individual, firm or corporation, (iv) entered into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole or (v) amended or supplemented any contract, agreement or other instrument in existence on or prior to January 27, 1998;

                  (d) instituted any change in their accounting methods, principles or practices except insofar as may have been required by a change in U.S. GAAP;

                  (e) revalued any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables except in the ordinary course of business consistent with past practice;

                  (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Material Adverse Effect;

                  (g) suffered a Material Adverse Effect;

                  (h) Except (x) as may be required under the terms of any applicable written agreement, plan or arrangement in effect as of October 26, 1998 and listed in Section 4.14(h) of the Disclosure Schedule or (y) as may be required to comply with applicable law (i) increased in any manner the compensation of any of their respective directors or officers or employees, except in the ordinary course of business and consistent with past practice; (ii) paid or agreed to pay any material pension, retirement allowance or other employee benefit, or entered into any contract, agreement or understanding with any of their respective past or present employees providing for the payment of any material pension, retirement allowance or other employee benefit, except, in each case, as required under agreements, plans or arrangements existing at October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement; (iii) granted any severance or termination pay to, or entered into any employment, consulting or severance agreement with, any person; (iv) entered into any material contract, agreement or understanding with any of the Company's or the Company Subsidiaries' past or present employees; (v) except in the ordinary course of business and consistent with past practice, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, written benefit arrangement, or similar legally binding plan or arrangement that was not in existence on or prior to October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or written understanding, or amended any such plans, contracts, agreements or written understandings in existence at or prior to October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement; or
         (vi) except for liens created by the Company Credit Facility and except as other-wise expressly contemplated hereby, sold, transferred, leased, licensed, pledged, mortgaged, or otherwise disposed of, or encumbered, or agreed to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed; and

                  (i) agreed to (i) do any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action that, if taken prior to the date of this Agreement, would have made any representation or warranty in this
         Article IV untrue or incorrect.

                  Section 4.15. CAPITAL STOCK OF THE COMPANY SUBSIDIARIES. (a) Except for pledges of stock of the Company Subsidiaries under the Company Credit Facility, the Company is directly or indirectly the record and beneficial owner (including all such qualifying shares) of all of the outstanding shares of capital stock of each of the Company Subsidiaries; (b) there are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of the Company Subsidiaries to issue, transfer or sell any shares of capital stock of any such Company Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares; and
(c) all of such shares so owned by the Company are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto and are owned by the Company free and clear of any claim, lien or encumbrance of any kind with respect thereto. The Company does not, directly or indirectly, own any interest in any corporation, partnership, joint venture or other business association or entity.

                  Section 4.16. LITIGATION. Except as would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect:

                  (a) There is no claim, action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or relating to the Company or any of the Company Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal.

                  (b) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any of the Company Subsidiaries or any of their respective assets was or is a party.

                  Section 4.17. INSURANCE. The Company maintains insurance policies in force on the date hereof covering the businesses, properties and assets of the Company and the Company Subsidiaries consistent with industry practices. All such policies are currently in effect and true and complete copies of all such policies have been made available to Parent. The Company has not received notice of the cancellation of any of such insurance in effect on the date of this Agreement.

                  Section 4.18. CONTRACTS AND COMMITMENTS. (a) Except as set forth in the Company S-1, neither the Company nor any of the Company Subsidiaries is a party to:

                   (i) any existing contract, obligation or commitment of any type that is a material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC (a "Material Contract"));

                  (ii) any contract under which any amount payable by the Company or any Company Subsidiary is dependent upon the revenues or profits of-the Company or any such Company Subsidiary (other than leases of real property);

                 (iii) any contract with any director, officer or employee of the Company or any Company Subsidiary other than in such person's capacity as a director, officer or employee of the Company or any such Company Subsidiary or any contract with any entity in which, to the best of the Company's knowledge, any director or officer or any immediate family member of a director or officer has a material economic interest;

                  (iv) any contract that limits or restricts where either of the Company or any Company Subsidiary may conduct its business or the type or line of business that the Company or any Company Subsidiary may engage in; or

                   (v) any material contract containing any agreement with respect to any change of control (other than leases of real property).

                  (b) Each Material Contract to which the Company or any of the Company Subsidiaries is a party or by which either of them or any of their properties or assets is bound is valid and binding upon the Company and/or any such Company Subsidiary, as the case may be (and, to the Company's knowledge, on all other parties thereto), in accordance with its terms and is in full force and effect. There is no material breach or violation of or default by the Company or any of the Company Subsidiaries (or, to the Company's knowledge, by the other parties thereto) under any such contract, whether or not such breach, violation or default has been waived. No event has occurred with respect to the Company or any of the Company Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to the right of termination, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any such contract.

                  Section 4.19. LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS.
(a) Neither the Company nor any of the Company Subsidiaries is a party to any union contract or other collective bargaining agreement. Each of the Company and the Company Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for those failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect. To the Company's knowledge, there is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against the Company or any of the Company Subsidiaries. To the Company's knowledge, no petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of the Company Subsidiaries who are not currently organized.

                  (b) Except as set forth in the Company S-1, neither the Company nor any of the Company Subsidiaries is a party to any written employment, management services, consultation or other written contract or agreement with any present officer or director or, to the best of the Company's knowledge, any entity affiliated with any present officer or director.

                  Section 4.20. COMPLIANCE WITH LAWS. Neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any federal or state government or any other governmental department or agency, or any judgment, decree or order of any federal or state court, applicable to its business or operations, except where any such violations or failures to comply would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Company Subsidiaries have all permits, licenses and franchises from federal or state governmental agencies required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 4.21. INTELLECTUAL PROPERTY RIGHTS. Section 4.21 of the Company Disclosure Statement discloses all Intellectual Property Rights (as defined below) which are necessary for the Company and each of the Company Subsidiaries to conduct their respective businesses as they are presently being conducted, the absence of which would have a Material Adverse Effect. The Company and the Company Subsidiaries own or have the right to use the Intellectual Property Rights disclosed in the Company Disclosure Statement.

                  "Intellectual Property Rights" shall mean and include rights to use trademarks, trade names, copyrights, and all currently pending applications for any thereof and any trade secrets, know-how, confidentiality agreements, consulting agreements and software licenses.

                  Section 4.22. TAXES. The Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Company Subsidiary is or has been a member has timely filed (or has had timely filed on its behalf) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, has paid (or has had paid on its behalf) all Taxes shown thereon to he due and has provided adequate reserves in its financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. (i) No claim for unpaid Taxes has become a lien against the assets of the Company or any of the Company Subsidiaries or is being asserted against the Company or any of the Company Subsidiaries; (ii) no audit of any Tax Return that includes the Company or any of the Company Subsidiaries is being conducted by a Tax authority; (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes or with respect to any Tax Return has been granted by the Company or any of the Company Subsidiaries and is currently in effect; (iv) there is no arrangement with respect to sharing or allocating Taxes that will require any payment by the Company or any of the Company Subsidiaries after the date of this Agreement; (v) the Company and the Company Subsidiaries have withheld and paid in a timely manner all

Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (vi) neither the Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code (or any similar provision of state, local or foreign law); and (vii) neither the Company nor any of the Company Subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law). There are no written or, to the Company's knowledge, oral proposed assessments of Taxes against the Company or any of the Company Subsidiaries or written or, to its knowledge, oral proposed adjustments to the manner in which any Tax of the Company or any of the Company Subsidiaries is determined.

                  Section 4.23. EMPLOYEE BENEFIT PLANS; ERISA. Except as set forth in the Company S-1:

                  (a) There are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Benefit Plans"), "welfare benefit plans" as defined in Section 3(l) of ERISA ("Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement, covering employees (or former employees), maintained or contributed to by the Company or any of the Company Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which the Company or any of the Company Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been treated as a single employer together with the Company or the Company Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  (b) The Company and the Company Subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA, Code and other applicable laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) All contributions to, and payments from, the Pension Benefit Plans that are required to have been made in accordance with the Pension Benefit Plans have been timely made, except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

                  (d) Any Pension Benefit Plans intended to qualify under
         Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified and no: event has occurred and no condition exists with respect to the form or operation of such Pension Benefit Plans that would reasonably be expected to cause the loss of such qualification.

                  (e) There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation) involving the Pension Benefit Plans or welfare Plans and
         (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to, benefits under any Pension Benefit Plan or against the assets of any trust under such plan, except for those that would not, individually or in the aggregate, give rise to any liability that would have a Material Adverse Effect.

                  (f) None of the Company, any of the Company Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in a tax or penalty on the Company or any of the Company Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event that would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

                  (g) None of the Company, any of the Company Subsidiaries or any of their ERISA Affiliates maintains or contributes to any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

                  (h) None of the Company, any of the Company Subsidiaries or any of their ERISA Affiliates has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA.

                  (i) None of the Company, any of the Company Subsidiaries or any of their ERISA Affiliates has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

                  (j) True, correct and complete copies of the following documents have been made available to Parent, with respect to all material Employee Benefit Plans, and will be made available with respect to all other Employee Benefit Plans: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material written communications to participants relating to the Employee Benefit Plans,
         (iii) the most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

                  (k) None of the Welfare Plans maintained by the Company or any of the Company Subsidiaries provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The Company and the Company Subsidiaries (to the extent that any such Company Subsidiary maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code) have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except where the failure to comply would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

                  (l) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of the Company Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

                  (m) Except as provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of the Company Subsidiaries.

                  (n) There are no Foreign Plans. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any of the Company Subsidiaries with respect to employees (or former employees) employed outside the United States.

                  Section 4.24. ENVIRONMENTAL MATTERS. The Company and the Company Subsidiaries are in compliance with all environmental laws, rules and regulations promulgated, adopted or enforced by the United States Environmental Protection Agency and by similar agencies in states in which they conduct their respective businesses, except for any non-compliance that individually or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries is a party to any suit, action or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of the Company, threatened by any person as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect W for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by the Company.

                  Section 4.25. TAX TREATMENT; OFFICER'S CERTIFICATE AS TO TAX MATTERS. Neither the Company nor, to the Company's knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither the Company nor, to the Company's knowledge, any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code, and to the Company's knowledge, the Merger will so qualify. As of the date hereof, the Company knows of no reason why it will be unable to deliver to Cleary, Gottlieb, Steen & Hamilton and to Cahill Gordon & Reindel at the Closing representation letters with respect to the Company in form and substance sufficient to enable such counsel to render the opinions required by Section
6.05 of this Agreement.

                  Section 4.25. ACCOUNTING MATTERS. The Company has disclosed to its independent certified public accountants all actions taken by it and the Company Subsidiaries that would impact the accounting of the business combination to be effected by the Merger. As of the date hereof, after consultation with its independent certified public accountants, the Company believes that the Merger will qualify as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                                    ARTICLE V

                                    COVENANTS

                  Except as disclosed in the section and subsection, A applicable, of the Parent Disclosure Statement or the Company Disclosure Statement, as applicable, corresponding to the applicable section and subsection of this Article V, each of Parent and the Company agree to the following covenants:

                  Section 5.1. CONDUCT OF BUSINESS OF THE COMPANY AND PARENT.
(a) Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will not voluntarily take any action that would result in a breach of a representation or warranty that would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither the Com-pany nor any of the Company Subsidiaries will, without the prior written consent of Parent:

                   (1)     amend its Certificate of Incorporation or bylaws;

                   (2) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of the Company or any of the Company Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or any of the Company Subsidiaries, other than, in the case of the Company, pursuant to and in accordance with and subject to the limitations set forth in the terms of the Company Common Stock Equivalents listed in Section 4.10 of the Company Disclosure Statement;

                   (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except dividends to the Company or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its subsidiaries;

                   (4) except in the ordinary course of business and consistent with past practice, (A) create or incur indebtedness for borrowed money; (B) assume, guarantee, endorse or otherwise as an accommodation become liable or responsible for the obligations of any other individual, firm or corporation or make any loans, advances or capital contributions to or investments in any other individual, firm or corporation, other than between or among the Company and any of the Company Subsidiaries that are wholly-owned or (C) enter into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole;

                   (5) A (I) increase in any manner the compensation of any of the Company's or the Company Subsidiaries, directors or officers or employees, except in the case of employees in the ordinary course of business and consistent with past practice; (II) pay or agree to pay any material pension, retirement allowance or other employee benefit, or enter into any contract, agreement or understanding with any of the Company's or the Company Subsidiaries, past or present employees providing for the payment of any such material pension, retirement allowance or other em-ployee benefit, except as required under agreements, plans or arrangements existing as of October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement; (III) except as required under agreements, plans or arrangements existing as of October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Schedule, grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any person; (IV) enter into any contract, agreement or understanding with any of the Company's or the Company Subsidiaries' past or present officers or other employees, except in the case of employees other than officers in the ordinary course of business and consistent with past practice; and (V) except in the ordinary course of business and consistent with past practice or as required under agreements, plans or arrangements existing as of October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Schedule, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement that was not in existence on or prior to October 26, 1998 and listed in Section 4.14(h) of the Company Disclosure Statement, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding, or amend in any material respect any such plans, contracts, agreements or understandings in existence prior to October 26, 1998 and listed in
         Section 4.14(h) of the Company Disclosure Statement or (B) enter into any employment, consulting, severance or termination agreement with any director or officer of the Company or the Company Subsidiaries;

                   (6) except (A) in the ordinary course of business and consistent with past practice, (B) in connection with the closing of certain stores pursuant to the Company's Store Closing Statement for fiscal 1998 previously furnished to Parent, (C) in connection with the Company Credit Agreement and (D) as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

                   (7) except in the ordinary course of business otherwise expressly contemplated hereby, grant or acquire any material licenses to use any Intellectual Property Rights set forth in Section 4.21 of the Company Disclosure Statement; provided that the Company and the Company Subsidiaries shall not grant any material licenses to use any material Intellectual Property Rights so set forth without the prior written consent of Parent, which consent shall not be unreasonably withheld;

                   (8) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent with past practice and having a term of no more than one year;

                   (9) subject to Section 5.02(1) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets (other than in the ordinary course of business) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights except in each case in the ordinary course of business and consistent with past practice or as expressly contemplated by this Agreement;

                  (10) except as previously approved by the Board of Directors of the Company prior to the date hereof and as identified to Parent prior to the date hereof, authorize or commit to make capital expenditures in excess of $100,000;

                  (11) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except where such insurance as altered, modified or replaced is materially equivalent, and except in the ordinary course of business and consistent with past practice and following written notice to Parent;

                  (12) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

                  (13) enter into any hedging, option, derivative or other similar transaction;

                  (14) institute any change in its accounting methods, principles or practices, except insofar as may have been required by a change in U.S. GAAP;

                  (15) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business;

                  (16) take, cause or permit to be taken any action, whether before or after the Effective Time, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code or qualifying as a "pooling of interests" under Opinion 16 of the Accounting Principles Board; or

                  (17) agree to do any of the foregoing.

                  (b) Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Parent and the Parent Subsidiaries will each conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will not voluntarily take any action that would result in a breach of a representation or warranty that would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither Parent nor any of the Parent Subsidiaries will, without the prior written consent of the Company:

                  (1) with respect to Parent, amend its Certificate of Incorporation;

                   (2) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of Parent or any of the Parent Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Parent or any of the Parent Subsidiaries, other than, in the case of Parent, (A) pursuant to and in accordance with and subject to the limitations set forth in the terms of the Parent Plans, the Restricted Stock Plan, the Other Plans and (B) in connection with any acquisition with respect to which Parent is not required by the rules of Nasdaq to obtain shareholder approval;

                   (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock except dividends to Parent or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any of its subsidiaries;

                   (4) subject to Section 5.02(11), authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets (other than in the ordinary course of business) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights except in each case in the ordinary course of business and consistent with past practice or as expressly contemplated by this Agreement;

                   (5) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

                  (6) enter into any hedging, option, derivative or other similar transaction;

                  (7) institute any change in its accounting methods, principles or practices except insofar as may have been required by a change in U.S. GAAP;

                   (8) take, cause or permit to be taken any action, whether before or after the Effective Time, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code or qualifying as a "pooling of interests" under Opinion 16 of the Accounting Principles Board; or

                  (9) agree to do any of the foregoing.

                  Section 5.02. NO SOLICITATION. (I) (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of the Company Subsidiaries or any of its or any of the Company Subsidiaries, directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any of the Company Subsidiaries or any acquisition of any kind of a material portion of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any person who is not a party to this Agreement (a "Third Party") with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in the foregoing, the Company may, prior to the date of the Company Special Meeting in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the outstanding shares of Company Common Stock on a fully diluted basis (or all or substantially all of the assets of the Company and the Company Subsidiaries) from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (a) after being advised by (x) its outside counsel with respect to its fiduciary obligations and (y) Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of the Company determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law, (b) prior to furnishing or disclosing any nonpublic information to, or entering into negotiations with, such Third Party, the Company receives from such Third Party an exe-cuted confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Company Confidentiality Agreement, but which confidentiality agreement shall not provide for any exclusive right to negotiate with the Company or any payments by the Company and (c) the Company advises Parent of all non-public information delivered to such Third Party concurrently with such delivery.

                  (b) The Company shall immediately notify Parent of receipt of any proposal relating to an Acquisition Transaction or any request for nonpublic information relating to the Company in connection with an Acquisition Transaction or for access to the properties, books or records of the Company or any of the Company Subsidiaries by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, a proposal relating to an Acquisition Transaction. Such notice to Parent shall be made orally and in writing and shall include a copy of any writing submitted by such person or entity and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

                  (c) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of the Company Subsidiaries is a party. During such period, the Company shall take all reasonable steps to seek to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, obtaining injunctions to prevent any breaches of any such agreement and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  (II) (a) Parent agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of the Parent Subsidiaries or any of its or any of the Parent Subsidiaries, directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any Acquisition Transaction with respect to Parent and the Parent Subsidiaries or negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other trans-actions contemplated by this Agreement. Notwithstanding anything to the contrary in the foregoing, Parent may, prior to the date of the Parent Special meeting, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the outstanding shares of Parent Common Stock on a fully diluted basis (or all or substantially all of the assets of Parent and the Parent Subsidiaries) from a Third Party (i) furnish or disclose nonpublic information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (a) after being advised by (x) its outside counsel with respect to its fiduciary obligations and (Y) Goldman, Sachs & Co. with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of Parent determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law, (b) prior to furnishing or disclosing any non-public information to, or entering into negotiations with, such Third Party, Parent receives from such Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to Parent than those contained in the Parent Confidentiality Agreement, but which confidentiality agreement shall not provide for any exclusive right to negotiate with Parent or any payments by Parent and
(c) Parent advises the Company of all non-public information delivered to such Third Party concurrently with such delivery.

                  (b) Parent shall immediately notify the Company of receipt of any proposal relating to an Acquisition Transaction or any request for nonpublic information relating to Parent in connection with an Acquisition Transaction or for access to the properties, books or records of Parent or any of the Parent Subsidiaries by any person or entity that informs the Board of Directors of Parent that it is considering making, or has made, a proposal relating to an Acquisition Transaction. Such notice to the Company shall be made orally and in writing and shall include a copy of any writing submitted by such person or entity and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

                  Section 5.03. ACCESS TO INFORMATION. (a) From the date of this Agreement until the Effective Time, the Company will give Parent and Subco and their authorized representatives (including counsel, environmental and other consultants, accountants, auditors and agents) reasonable access upon reasonable notice during normal business hours to all facilities, personnel and operations and to all books and records of it and the Company Subsidiaries, will permit Parent and Subco and their authorized representatives to conduct inspections as they may reasonably require (including, without limitation, any air, water, soil or other environmental testing and monitoring deemed necessary by them) and will cause its officers and those of the Company Subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time request.

                  (b) Parent will give the Company and its agents (including its counsel and auditors) access to Parent's books and records for the purpose of conducting customary due diligence regarding the accuracy of the Parent SEC Reports and Parent's and Subco's compliance with their respective obligations under this Agreement.

                  (c) Parent will hold and will cause the Parent Subsidiaries and all of their representatives, including consultants and advisors, to hold in strict confidence pursuant to the Confidentiality Agreement, dated as of September 22, 1998, between Parent and the Company, all documents and information (whether oral or written) concerning the Company and the Company Subsidiaries furnished to Parent or Subco in connection with the transactions contemplated by this Agreement (the "Company Confidentiality Agreement"). The Company will hold and will cause its representatives, including consultants and advisors, to hold in strict confidence pursuant to the Confidentiality Agreement, dated as of September 24, 1998, between the Company and Parent, all documents and information (whether oral or written) concerning Parent and the Parent Subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement (the "Parent Confidentiality Agreement"). Notwithstanding any provision of Article X hereof, nothing herein shall relieve any party of liabilities for any and all damages to the other party by reason of any breach of this Section 5.03(c).

                  Section 5.04. REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. Parent and the Company shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement in which the Joint Proxy Statement shall be included. Parent and the Company shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC and the Joint Proxy Statement cleared by the staff of the SEC as promptly as practicable. Parent shall take any action required to be taken un-der applicable state blue sky or securities laws in connection with the Parent Shares to be issued as Closing Consideration. Parent and the Company shall promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent accountants or auditors, as the case may be), as may reasonably be requested in connection with any action by any of them in connection with this Section 5.04.

                  Section 5.05. COMMERCIALLY REASONABLE EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided, Parent, Subco and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and using all commercially reasonable efforts to respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) the obtaining of all necessary consents, approvals or waivers and (iii) the lifting of any legal bar to the Merger. Parent shall cause Subco to perform all of its obligations under this Agreement and shall not take any action that would cause the Company to fail to perform its obligations hereunder. The Company shall not take any action that would cause either Parent or Subco to fail to perform its obligations hereunder.

                  Section 5.06. PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Parent, Subco and the Company will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining the consent of each of the other parties to this Agreement (which consent will not be unreasonably withheld), except as may be required by law.

                  Section 5.07. NOTIFICATION OF CERTAIN MATTERS. Each of the Company and Parent shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger or other transactions contemplated hereby, (b) any change or prospective change that is likely to have, respectively, a Material Adverse Effect or Parent Material Adverse Effect or (c) the occurrence or existence of any event that would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue.

                  Section 5.08. INDEMNIFICATION. (a) Parent shall, and shall cause the Surviving Corporation to, maintain and perform to the greatest extent permitted under the Company's existing indemnification and expense advancement provisions and arrangements (including, without limitation, the indemnity agreements listed in Section 5.08 of the Company Disclosure Statement) with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, to the extent permitted or required under applicable law, and the Company's Certificate of Incorporation and by-laws in effect at the date hereof (including, without limitation, provisions regarding elimination of liability and indemnification of directors, officers and employees and regarding advancement of expenses).

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors, and officers, liability insurance maintained by the-Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred at or before the Effective Time; PROVIDED, HOWEVER, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance; and, PROVIDED FURTHER that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain insurance coverage in such amounts as may be generally available for the maximum premium referred to in the preceding proviso.

                  Section 5.09. EXPENSES. Except as set forth in Section 10.05, Parent and Subco, on the one hand, and-the Company, on the other hand, shall bear their respective expenses incurred in connection with this Agreement, the Merger, and the transactions contemplated hereby, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

                  Section 5.10. AFFILIATES. (a) The Company shall advise Parent in writing of any person who becomes an Affiliate after the date hereof and prior to the Effective Time and shall use all commercially reasonable efforts to cause each such person to deliver to Parent, no later than the date such person becomes an Affiliate, a written agreement substantially in the form of Exhibit A hereto.

                  (b) Parent shall use all commercially reasonable efforts to cause each of its Affiliates to execute and deliver to Parent a Lockup Agreement substantially in the form of Exhibit C hereto. To the extent not provided previously as contemplated by Section 4.07, the Company shall use all commercially reasonable efforts to cause each of its Affiliates who are not parties to the Registration Rights Agreement to execute and deliver to Parent a Lockup Agreement substantially in the form of Exhibit B hereto.

                  Section 5.11. STOCK EXCHANGE LISTINGS. Parent shall use all commercially reasonable efforts to have approved for quotation on Nasdaq, upon official notice of issuance, the Parent Shares to be issued in connection with the Merger.

                  Section 5.12. LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use its best efforts to cause to be delivered to Parent a letter from the Company's independent certified public accountants addressed to the Company and indicating that it may be delivered to Parent, dated as of the Closing Date, stating that such independent accountants concur with the conclusion of the Company's management that no conditions exist with respect to the Company which would preclude the Company from being a party to a merger accounted for as a pooling of interests within the meaning of Opinion 16 of the Accounting Principals Board and applicable SEC rules and regulations.

                  Section 5.13. LETTER OF PARENT'S ACCOUNTANTS. Parent shall use its best efforts to cause to be delivered to the Company a letter from Parent's independent certified public accountants, addressed to Parent and indicating that it may be delivered to the Company, dated as of the Closing Date, stating that such independent certified public accountants concur with the conclusion of Parent's management that no conditions exist with respect to Parent which would preclude Parent from being a party to a merger accounted for as a pooling of interests within the meaning of under opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  Section 5.14. POOLING OF INTERESTS. Each of the Company and Parent shall use its respective best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent certified public accountants, respectively, and each of the Company and Parent agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

                  Section 5.15. EMPLOYEE BENEFITS AND EMPLOYMENT CONTRACTS. (a) From and after the Effective Time, the Surviving Corporation shall honor, pay and perform all of the Company's or any Company Subsidiary's liabilities and obligations under or in respect of (i) each employment, retention, severance, termination or similar agreement with any director, officer or other employee of the Company or any Company Subsidiary and (ii) each deferred compensation or other equity based plan or arrangement covering any director, officer or other employee of the Company or any Company Subsidiary, in each case, in accordance with the terms thereof in effect as of the date hereof. Parent shall cause the amount of any bonus or other incentive compensation payable to any officer or other employee of the Company or any Company Subsidiary for the fiscal or other applicable plan year that includes the Effective Time to be determined under the terms of the applicable bonus or incentive compensation plans of the Company or a Company Subsidiary as in effect as of the date hereof and without taking into account any extraordinary charges or other expenses incurred or recognized by the Company as a result of or in connection with the consummation of the transactions contemplated hereby. Such bonus otherwise shall be payable in accordance with the terms of such plan, except that (i) any officer or other employee who was such at the Effective Time shall be entitled to receive a bonus if any are payable under the plan upon completion of the fiscal or other applicable plan year and (ii) bonuses shall become payable notwithstanding the Company's failure to achieve the performance objectives specified in the plan for the entire fiscal year if such targets have been achieved for periods completed prior to the Effective Time.

                  (b) Parent shall cause the Company to offer compensation and benefits to the Company's employees that are substantially equivalent when taken as a whole to the compensation and benefits that such employees enjoyed before the Effective Time; provided that nothing in this Section 5.15(b) shall obligate the Company to renew any employment agreements after their expiration or termination or prohibit the Company from terminating at any time any employee employed at will.

                  (c) From and after the Effective Time, if any officer or other employee becomes eligible to participate in any compensation or benefit plan, agreement or arrangement maintained by Parent or any Parent Subsidiary, Parent shall cause W all service of such officer or employee completed prior to the Effective Time with the Company or any Company Subsidiary to be recognized under such plan, agreement or arrangement for eligibility to participate and vesting purposes thereof, (ii) to be waived any exclusions for pre-existing conditions of, any such officer or employee and his or her dependents and (iii) to be recognized all co-payments, deductibles or similar amounts or costs incurred by any such officer or employee under a comparable plan, agreement or arrangement of the Company, any Company Subsidiary or the Surviving Corporation during the plan year in which such officer or employee commences participation in an applicable benefit plan, agreement or arrangement of Parent or any Subsidiary thereof.

                  (d) The Parent shall cause the Company to maintain for one year following the Effective Time its severance policies (including constructive termination described in Schedule 4.18 of the Company Disclosure Schedule).

                  Section 5.16. REGISTRATION RIGHTS AGREEMENT. Concurrently with the execution and delivery of this Agreement, Parent shall execute and deliver, and the Company shall use all commercially available efforts to cause each of the persons listed on Exhibit C to this Agreement to execute and deliver, the Registration Rights Agreement attached hereto as Exhibit D, together with Annex A thereto.

                  Section 5.17. BOARD REPRESENTATION. At the Effective Time, Parent shall increase its Board size to add two additional directors, who shall be selected by the Company's current Board of Directors prior to the Effective Time, at least one of which will not have a term which is scheduled for reelection at the next annual meeting of stockholders of Parent.

                                   ARTICLE VI

         CONDITIONS TO THE OBLIGATIONS OF PARENT, SUBCO AND THE COMPANY

                  The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing (as defined in Section 9.01) of each of the following conditions:

                  Section 6.01. REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities and blue sky authorizations shall have been received.

                  Section 6.02. STOCKHOLDER APPROVAL. (a) The approval of this Agreement, the Merger and the other transactions contemplated hereby by a majority of the outstanding shares of Company Common Stock cast at the Company Special Meeting or any adjournment thereof shall have been obtained.

                  (b) The approval of the Parent Merger Matters by a majority of the outstanding shares of Parent Common Stock cast at the Parent Special Meeting or any adjournment thereof shall have been obtained.

                  Section 6.03. LISTING. The Parent Shares issuable in connection with the Merger shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

                  Section 6.04. CERTAIN PROCEEDINGS. (a) No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered and remain in effect against Parent, Subco or the Company that prohibits the consummation of the Merger or limits the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and the Company Subsidiaries, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (b) All authorizations, orders, consents, licenses, confirmations, clearances, permissions and approvals that may be required in any foreign jurisdiction for the purposes of applicable anti-trust, competition, takeover or similar legislation in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been received and shall remain in full force and effect.

                  Section 6.05. TAX MATTERS. Parent shall have received an opinion of Cahill Gordon & Reindel, counsel to Parent and Subco, and the Company shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, each such opinion dated as of the Effective Date, and each such opinion substantially to the effect that (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and (ii) except for cash received in lieu of fractional Parent Shares, no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to the shares of Company Common Stock converted into Parent Shares. In rendering such opinions, such counsel may receive and rely upon representations of fact contained in certificates as specified in Section 3.14 and 4.25.

                  Section 6.06. POOLING LETTER. The Company and Parent shall have received the letter from Parent's independent certified public accountants referred to in Section 5.13.

                                   ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUBCO

                  The obligation of Parent and Subco to effect the Merger and to perform their other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Parent or
Subco:

                  Section 7.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained herein (without regard to any materiality qualifications, exceptions or provisos therein) shall be true and correct in all respects on the date of this Agreement and on the date of the Effective Time as though such representations and warranties were made at and on such dates (except that representations and warranties that by their terms speak as of the date of this. Agreement or some other date shall be true and correct as of such date), except (i) for those untruths or inaccuracies that, individually or in the aggregate, would not either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect and (ii) for changes permitted or contemplated by this Agreement.

                  Section 7.02. PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except for those failures to so perform or comply that, individually or in the aggregate, would not either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

                  Section 7.03. CERTIFICATES. The Company shall furnish such certificates of its officers to evidence compliance with the conditions set forth in Sections 7.01 and 7.02 as may be reasonably requested by Parent or Subco.

                  Section 7.04. MATERIAL ADVERSE CHANGE. There shall not have occurred or become known since the date hereof any material adverse change in the business, operations, assets, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole.

                  Section 7.05. CONSENTS, APPROVALS AND NOTIFICATIONS. All the consents and approvals, and notifications and disclosures, and filings and registrations listed in Section 4.03 of the Company Disclosure Statement shall have been obtained.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

                  The obligations of the Company under this Agreement to effect the Merger shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by the Company:

                  Section 8.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent and Subco contained herein (without regard to any materiality qualifications, exceptions or provisos therein) shall be true and correct in all respects on the date of this Agreement and on the date of the Effective Time as though such representations and, warranties were made at and on such dates (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date),. except (i) for those untruths or inaccuracies that, individually or in the aggregate, would not either impair the ability of Parent or Subco to consummate the Merger and the other transactions contemplated hereby or have a

Parent Material Adverse Effect and (ii) for changes permitted or contemplated by this Agreement.

                  Section 8.02. PERFORMANCE. Parent and Subco shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date except for those failures to so perform or comply that, individually or in the aggregate, would not either impair the ability of Parent or Subco to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect.

                  Section 8.03. CERTIFICATES. Parent and Subco shall furnish such certificates of their respective officers to evidence compliance with the conditions set forth in Sections 8.01 and 8.02 as may be reasonably requested by the Company.

                  Section 8.04. MATERIAL ADVERSE CHANGE. There shall not have occurred or become known since the date hereof any material adverse change in the business, operations, assets, financial condition or prospects of Parent and its Parent Subsidiaries taken as a whole.

                  Section 8.05. CONSENTS, APPROVALS AND NOTIFICATIONS. All necessary consents and approvals of, and notifications and disclosures to, and filings and registration with, any United States or any other governmental authority or any other third party required on the part of Parent and Subco for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or accomplished.

                                   ARTICLE IX

                                     CLOSING

                  Section 9.01. TIME AND PLACE. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than conditions relating to delivery of opinions, letters with respect to pooling and certificates at Closing) have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Parent, Subco and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                  Section 9.02. FILINGS AT THE CLOSING. Subject to the provisions of Articles VI, VII, VIII and X, the Company, Parent and Subco shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the Delaware Act and shall take any and-all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

                  Section 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

                  (a) by mutual consent of the Boards of Directors of Parent and the Company;

                  (b) by either Parent or the Company if, without fault of such terminating party, the Merger shall not have been consummated on or before April 30, 1999, which date may be extended by mutual consent of the parties hereto;

                  (c) by either Parent or the Company, if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (d) by either Parent or the Company, if either stockholder approval contemplated in Section 6.02(a) or 6.02(b) is not obtained; provided that the party seeking termination is not then in material breach of any provisions of this Agreement.

                  Section 10.02. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Parent, at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, if:

                  (a) the Company shall have failed to comply in any respect (without regard to any materiality qualifications, exceptions or provisos therein) with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by the Company at or prior to such date of termination except for those failures to so perform or comply that, individually or in the aggregate would not either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect;

                  (b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the Closing condition set forth in Section 7.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 30 days of delivery to the Company of written notice of such breach or breaches;

                  (c) the Board of Directors of the Company (i) fails to recommend the approval of this Agreement and the Merger to the Company's stockholders,(ii) withdraws or amends or modifies in a manner adverse to Parent its recommendation or approval in respect of this Agreement or the Merger or (iii) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction, or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution;

                  (d) the Company or its representatives shall furnish or disclose non-public information or negotiate, discuss, explore or otherwise communicate in any way with a third party with respect to an Acquisition Transaction, or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution; or

                  (e) the number of Dissenting Shares exceeds the lesser of (p) 10% of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (q) such number of Dissenting Shares as Parent shall be advised by its independent certified public accountants will render them unable to deliver the letter referred to in Section 6.06 given the totality of other circumstances in existence at the Effective Time.

                  Section 10.03. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of the Directors of the Company, if (a) Parent or Subco shall have failed to comply in any respect (without regard to any materiality qualifications, exceptions or provisos therein) with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by Parent or Subco at or prior to such date of termination except for those failures to so perform or comply that, individually or in the aggregate, would not either impair Parent's ability to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect, (b) there exists a breach or breaches of any representation or warranty of Parent or Subco contained in this Agreement such that the Closing condition set forth in Section 8.01 would not be satisfied; PROVIDED, HOWEVER, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not be cured within 30 days of delivery to Parent of written notice of such breach or breaches or (c) the Board of Directors of Parent (i) fails to recommend the approval of the amendment to Parent's Certificate of Incorporation increasing the authorized Parent Common Stock and the issuance of Parent Shares in connection with the Merger, (ii) withdraws or amends or modifies in a manner adverse to the Company its recommendation or approval in respect of the amendment to Parent's Certificate of Incorporation increasing the authorized Parent Common Stock and the issuance of Parent Shares in connection with the Merger or (iii) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction unless such Acquisition Transaction is of the type contemplated by the second proviso of Section 5.02(II)(a), or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution.

                  Section 10.04. PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Merger by Parent or the Company pursuant to this Article X, written notice thereof shall forthwith be given to the other.

                  Section 10.05. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except (i) as provided in this Section 10.05 and (ii) for any liability or further obligation arising from or in connection with any willful breach of its obligations hereunder.

                  (b) In the event of a termination of this Agreement by the Company pursuant to Section 10.03(c) or pursuant to Section 10.01(d) if the Parent stockholder approvals contemplated by 6.02(b) are not obtained, then Parent shall within two business days of such termination pay the Company by wire transfer or immediately available funds to an account specified by the Company (i) up to $3 million to reimburse the Company for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) a cash fee of $18 million. In the event of a termination of this Agreement by Parent pursuant to Section 10.02(c), 10.02(e) or pursuant to Section 10.01(d) if the Company stockholder approvals contemplated by 6.02(a) are not obtained, then the Company shall within two business days of such termination pay Parent by wire transfer or immediately available funds to an account specified by Parent (i) up to $3 million to reimburse Parent for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) a cash fee of $18 million.

                                   ARTICLE XI

                                   DEFINITIONS

                  Section 11.01. TERMS DEFINED IN THIS AGREEMENT. The following capitalized terms used herein shall have the meanings ascribed in the indicated sections.

      Acquisition Transaction.........................  5.02
      Additional Matters..............................  1.05(b)
      Affiliates......................................  4.07
      Agreement.......................................  First Paragraph
      Antitrust Division..............................  5.05
      Certificate of Merger...........................  1.02
      Certificates....................................  2.03(b)
      Closing.........................................  9.01

      Closing Consideration...........................  2.01
      Closing Date....................................  9.01
      COBRA...........................................  4.23
      Code............................................  RECITALS
      Company.........................................  First Paragraph
      Company Common Stock............................  2.01
      Company Common Stock Equivalents................  4.10
      Company Confidentiality Agreements..............  5.03(c)
      Company Credit Facility.........................  4.03
      Company Disclosure Statement....................  Article IV
      Company Reports.................................  4.11
      Company S-1.....................................  4.14
      Company Special Meeting.........................  1.05(a)
      Company Subsidiaries............................  4.01
      Constituent Corporations........................  First Paragraph
      Delaware Act....................................  1.01
      Dissenting Shares...............................  2.01(c)
      Effective Time..................................  1.02
      Employee Benefit Plans..........................  4.23
      ERISA...........................................  4.23
      ERISA Affiliate.................................  4.23
      Exchange Act....................................  3.04
      Exchange Ratio..................................  2.01
      Foreign Plan....................................  4.23
      FTC.............................................  5.05
      HSR Act.........................................  3.04
      Intellectual Property Rights....................  4.21
      IRS.............................................  4.23
      Joint Proxy Statement...........................  1.05
      Market Value....................................  2.05
      Material Adverse Effect.........................  4.01
      Merger..........................................  1.01
      Nasdaq..........................................  2.05
      Other Plans.....................................  3.12
      Parent..........................................  First Paragraph
      Parent Common Stock.............................  2.01
      Parent Confidentiality Agreement................  5.03(c)
      Parent Disclosure Statement.....................  Article III
      Parent Exchange Options.........................  2.04
      Parent Form S-8.................................  2.04
      Parent Material Adverse Effect..................  3.04
      Parent Merger Matters...........................  1.05(b)
      Parent Plans....................................  3.12
      Parent Preferred Shares.........................  3.12
      Parent SEC Reports..............................  3.08
      Parent Shares...................................  2.01
      Parent Special Meeting..........................  1.05(b)
      Parent Subsidiaries.............................  3.04

      Pension Benefit Plans...........................  4.23
      Registration Statement..........................  3.07
      Restricted Stock Plan...........................  3.12
      SEC.............................................  2.04
      Securities Act..................................  3.04
      Special Meetings................................  1.05(a)
      Subco...........................................  First Paragraph
      Surviving Corporation...........................  3.15
      Tax.............................................  3.15
      Tax Returns.....................................  3.15
      Taxes...........................................  3.15
      U.S. GAAP.......................................  3.08
      Welfare Plans...................................  4.23

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Subco and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the stockholders of the Company, no such amendment or modification shall change the amount or form of the Closing Consideration.

                  Section 12.02. WAIVER OF COMPLIANCE; CONSENTS. Any failure of Parent or Subco, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent or Subco, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 12.02.

                  Section 12.03. SURVIVABILITY; INVESTIGATIONS. The respective representations and warranties of Parent, Subco and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall i not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

                  Section 12.04. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with written confirmation of receipt, the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

                  (a)      if to the Company, to

                           Camelot Music Holdings, Inc.
                           8000 Freedom Avenue, N.W.
                           North Canton, Ohio 44720
                           Telecopy:  (330)494-8535
                           Attention:  James E. Bonk

                           with a copy to

                           Calfee, Halter & Griswold LLP
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, OH 44114-2688.
                           Telecopy: (216) 241-0816
                           Attention:  Thomas F. McKee, Esq.

                           and a copy to

                           Cleary, Gottlieb, Steen & Hamilton
                           1 Liberty Plaza
                           New York, NY 10006
                           Telecopy:  (212) 225-3999
                           Attention:  Victor I. Lewkow. Esq.

                  (b)      if to Parent or Subco, to

                           Trans World Entertainment Corporation
                           38 Corporate Circle
                           Albany, NY 12203
                           Telecopy:  (518) 869-4819
                           Attention:  Robert J. Higgins

                           with a copy to

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Telecopy:  (212) 269-5420
                           Attention:  William M. Hartnett, Esq.

                  Section 12.05. ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, any wholly-owned subsidiary of Parent incorporated under the laws of the United States and substituted for Subco as provided in Section 1.01), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the-parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto and, with respect to Section 5.08, the officers, directors and employees of the Company and, with respect to Article I, the stockholders of the Company.

                  Section 12.06. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                  Section 12.07. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 12.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be inva-lid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                  Section 12.09. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

                  Section 12.10. ENTIRE AGREEMENT. This Agreement, including the exhibits hereto and the documents and instruments referred to herein (including the Parent Disclosure Statement and the Company Disclosure Statement), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

                  IN WITNESS WHEREOF, Parent, Subco and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                     TRANS WORLD ENTERTAINMENT
                                     CORPORATION


                                     By: /s/ Robert J. Higgins
                                         --------------------------------------
                                         Name:
                                         Title:


                                     CAQ CORPORATION


                                     By: /s/ Robert J. Higgins
                                         --------------------------------------
                                         Name:
                                         Title


                                     CAMELOT MUSIC HOLDINGS, INC.


                                     By: /s/ James E. Bonk
                                         --------------------------------------
                                         Name:
                                         Title: